KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES




REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders and the Board of Directors of Kaiser Aluminum & Chemical Corporation:

We have audited the accompanying consolidated balance sheets of Kaiser Aluminum & Chemical Corporation (a Delaware corporation) and subsidiaries as of December 31, 1997 and 1996, and the related statements of consolidated income and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kaiser Aluminum & Chemical Corporation and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.



Arthur Andersen LLP
Houston, Texas
February 16, 1998


KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

                                                                     December 31,
                                                            ------------------------------
(In millions of dollars)                                              1997            1996
------------------------------------------------------------------------------------------
ASSETS
Current assets:
     Cash and cash equivalents                              $        15.8   $        81.3
     Receivables:
          Trade, less allowance for doubtful receivables of
               $5.8 in 1997 and $4.7 in 1996                        232.9           177.9
          Other                                                     112.4            77.7
     Inventories                                                    568.3           562.2
     Prepaid expenses and other current assets                      121.3           127.8
                                                            --------------  --------------

          Total current assets                                    1,050.7         1,026.9

Investments in and advances to unconsolidated affiliates            148.6           168.4
Property, plant, and equipment - net                              1,171.8         1,168.7
Deferred income taxes                                               329.0           263.3
Other assets                                                        317.2           308.6
                                                            --------------  --------------
          Total                                             $     3,017.3   $     2,935.9
                                                            ==============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                       $       176.2   $       189.3
     Accrued interest                                                37.6            35.6
     Accrued salaries, wages, and related expenses                   97.9            95.4
     Accrued postretirement medical benefit obligation -
          current portion                                            45.3            50.1
     Other accrued liabilities                                      145.9           132.8
     Payable to affiliates                                           82.4            96.9
     Long-term debt - current portion                                 8.8             8.9
     Note payable to parent - current portion                        -                8.6
                                                            --------------  --------------
          Total current liabilities                                 594.1           617.6

Long-term liabilities                                               492.0           458.1
Accrued postretirement medical benefit obligation                   720.3           722.5
Long-term debt                                                      962.9           953.0
Minority interests                                                   98.4            92.5
Redeemable preference stock - aggregate liquidation value
     of $27.8 in 1997 and $31.7 in 1996                              27.7            27.5
Commitments and contingencies
Stockholders' equity:
     Preference stock - cumulative and convertible, par
          value $100, authorized 1,000,000 shares, issued
          and outstanding, 20,543 and 21,630 in 1997 and
          1996                                                        1.6             1.7
     Common stock, par value 33-1/3  cents, authorized
          100,000,000 shares;
          issued and outstanding, 46,171,365                         15.4            15.4
     Additional capital                                           1,939.8         1,829.8
     Accumulated deficit                                           (152.3)         (201.3)
     Additional minimum pension liability                            -               (2.8)
     Note receivable from parent                                 (1,682.6)       (1,578.1)
                                                            --------------  --------------
          Total stockholders' equity                                121.9            64.7
                                                            --------------  --------------
          Total                                             $     3,017.3   $     2,935.9
                                                            ==============  ==============

The accompanying notes to consolidated financial statements are an integral part of these statements.


KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

STATEMENTS OF CONSOLIDATED INCOME

                                                                   Year Ended December 31,
                                                       ----------------------------------------------
(In millions of dollars)                                         1997            1996            1995
-----------------------------------------------------------------------------------------------------
Net sales                                              $     2,373.2   $     2,190.5   $     2,237.8
                                                       --------------  --------------  --------------

Costs and expenses:
     Cost of products sold                                   1,962.6         1,869.1         1,798.4
     Depreciation                                               91.1            96.0            94.3
     Selling, administrative, research and development,
          and general                                          129.9           125.3           134.0
     Restructuring of operations                                19.7            -               -
                                                       --------------  --------------  --------------

          Total costs and expenses                           2,203.3         2,090.4         2,026.7
                                                       --------------  --------------  --------------
Operating income                                               169.9           100.1           211.1

Other income (expense):
     Interest expense                                         (110.7)          (93.4)          (93.9)
     Other - net                                                 2.8            (2.6)          (14.1)
                                                       --------------  --------------  --------------

Income before income taxes and minority interests               62.0             4.1           103.1

(Provision) credit for income taxes                             (9.4)            8.4           (37.4)

Minority interests                                               (.5)             .7             (.4)
                                                       --------------  --------------  --------------

Net income                                             $        52.1   $        13.2   $        65.3
                                                       ==============  ==============  ==============


The accompanying notes to consolidated financial statements are an integral part of these statements.


KAISER ALUMINUM & CHEMICAL CORPORATION AND SUBSIDIARY COMPANIES

STATEMENTS OF CONSOLIDATED CASH FLOWS

                                                                        Year Ended December 31,
                                                            ----------------------------------------------
(In millions of dollars)                                              1997            1996            1995
----------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
     Net income                                             $        52.1   $        13.2   $        65.3
     Adjustments to reconcile net income to net cash
          provided by operating activities:
               Depreciation                                          91.1            96.0            94.3
               Restructuring of operations                           19.7            -                -
               Non-cash benefit for income taxes                    (12.5)           -                -
               Amortization of excess investment over equity
                    in unconsolidated affiliates                     11.4            11.6            11.4
               Amortization of deferred financing costs and
                    net discount on long-term debt                    6.1             5.6             5.4
               Undistributed equity in (income) losses of
                    unconsolidated affiliates, net of
                    distributions                                     7.8             3.0           (19.2)
               Minority interests                                      .5             (.7)             .4
               (Increase) decrease in receivables                   (87.8)           50.2          (110.0)
               Increase in inventories                               (9.3)          (36.5)          (57.7)
               Decrease (increase) in prepaid expenses and
                    other assets                                      1.7           (39.4)            82.9
               (Decrease) increase in accounts payable              (13.1)             4.8            32.4
               Increase (decrease) in accrued interest                2.0              3.6            (.6)
               (Decrease) increase in payable to affiliates
                    and accrued liabilities                         (19.6)          (62.8)           10.6
               Decrease in accrued and deferred income taxes        (16.8)          (35.7)           (7.2)
               Other                                                 12.3             10.0            11.5
                                                            --------------  --------------  --------------

                    Net cash provided by operating
                         activities                                  45.6             22.9           119.5
                                                            --------------  --------------  --------------

Cash flows from investing activities:
     Additions to property, plant, and equipment                   (128.5)         (161.5)          (88.4)
     Other                                                           19.9            17.2             8.6
                                                            --------------  --------------  --------------

                    Net cash used for investing activities         (108.6)         (144.3)          (79.8)
                                                            --------------  --------------  --------------

Cash flows from financing activities:
     Borrowings (repayments) under revolving credit
          facility, net                                              -              (13.1)            6.4
     Borrowings of long-term debt                                    19.0           225.9             -
     Repayments of long-term debt                                    (8.8)           (9.0)          (11.8)
     Net payments to parent                                          (4.2)          (10.7)          (15.5)
     Incurrence of financing costs                                    (.9)           (6.2)            (.8)
     Dividends paid                                                   (.6)            (.7)            (.7)
     Capital contributions                                             .3              .1             1.2
     Redemption of preference stock                                  (2.1)           (5.3)           (8.8)
     Increase in restricted cash, net                                (5.2)           -                -
                                                            --------------  --------------  --------------

                    Net cash (used for) provided by
                         financing activities                        (2.5)          181.0           (30.0)
                                                            --------------  --------------  --------------

Net (decrease) increase in cash and cash equivalents during
     the year                                                       (65.5)           59.6             9.7
Cash and cash equivalents at beginning of year                       81.3            21.7            12.0
                                                            --------------  --------------  --------------
Cash and cash equivalents at end of year                    $        15.8   $        81.3   $        21.7
                                                            ==============  ==============  ==============

Supplemental disclosure of cash flow information:
     Interest paid, net of capitalized interest             $       102.7   $        84.2   $        88.8
     Income taxes paid                                               24.4            22.7            35.7
     Tax allocation payments to Kaiser Aluminum Corporation           1.8             2.7             3.2
     Tax allocation payments to MAXXAM Inc.                          11.8             1.1             -



The accompanying notes to consolidated financial statements are an integral part of these statements.